                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         Interlinq Software Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

INTERLINQ SOFTWARE CORPORATION
11980 NE 24TH STREET
BELLEVUE, WASHINGTON  98005
--------------------------------------------------------------------------------

                                                                October 24, 2001



         DEAR FELLOW SHAREHOLDER:

         It is our pleasure to invite you to attend the 2001 Annual Meeting of Shareholders. This year's Annual Meeting will be held on December 4, 2001, at 3:00 p.m., Pacific Standard Time, in the Conference Room at the INTERLINQ corporate headquarters, 11980 NE 24th Street, Bellevue, Washington 98005.

         Details of the business to be conducted at the Annual Meeting are set forth in the enclosed Notice of Annual Meeting of Shareholders and in the Proxy Statement.

         It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to complete, date and sign the enclosed proxy card and return it in the envelope provided.

         We look forward to greeting personally those shareholders who are able to attend.


                                                  Very truly yours,

                                                  INTERLINQ Software Corporation

                                                  /s/ MICHAEL H. JACKMAN
                                                  ------------------------------
                                                  Michael H. Jackman
                                                  President and
                                                  Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 4, 2001
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF INTERLINQ SOFTWARE CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of INTERLINQ Software Corporation, a Washington corporation (the "Company"), will be held at the Company's headquarters, 11980 NE 24th Street, Bellevue, Washington 98005, on December 4, 2001, at 3:00 p.m., Pacific Standard Time (the "Annual Meeting"), for the following purposes:

(1) To elect three directors to hold office for two years or until their respective successors are elected and qualified; and

(2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.

Shareholders of record at the close of business on October 19, 2001 will be entitled to notice of, and to vote at, the Annual Meeting.

The Company cordially invites all shareholders to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that you mark, sign, date and return the accompanying Proxy, regardless of the size of your holdings, as promptly as possible. A postage-prepaid envelope (if mailed in the United States) is enclosed for your convenience. Your Proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person, even if that shareholder has returned a proxy card.

                                             By Order of the Board of Directors,


                                             /s/ ALAN R. PICKERILL
                                             -----------------------------------
                                             Alan R. Pickerill
                                             Corporate Secretary


Bellevue, Washington
October 24, 2001

--------------------------------------------------------------------------------
                YOUR COPY OF THE COMPANY'S ANNUAL REPORT FOR THE
--------------------------------------------------------------------------------
                  FISCAL YEAR ENDED JUNE 30, 2001 IS ENCLOSED.

PROXY STATEMENT
--------------------------------------------------------------------------------


GENERAL

The Company is furnishing this Proxy Statement and the enclosed Proxy (which are being mailed to shareholders on or about November 2, 2001) in connection with the solicitation of Proxies by the Board of Directors of INTERLINQ Software Corporation, a Washington corporation (the "Company"), for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held on December 4, 2001, at 3:00 p.m., Pacific Standard Time, including any adjournment thereof, at the Company's headquarters, 11980 NE 24th Street, Bellevue, Washington, 98005.

RECORD DATE AND OUTSTANDING SHARES

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All holders of the Common Stock of the Company ("Common Stock") as of the close of business on October 19, 2001, are entitled to vote at the meeting. As of that date, there were 4,826,701 shares of Common Stock outstanding.

QUORUM

A quorum for the Annual Meeting will consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and they count toward the quorum.

VOTING

Each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. All shares represented by Proxies will be voted in accordance with shareholder directions. If the accompanying Proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment.

Under Washington law and the Company's Restated Articles of Incorporation and Restated Bylaws, if a quorum exists at the meeting, the three nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by Proxy and entitled to vote shall be elected directors. Abstentions will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. There can be no broker non-votes on this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors.

REVOCABILITY OF PROXIES

A Proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her Proxy at that time. Otherwise, to revoke a Proxy a shareholder must deliver a Proxy revocation or another duly executed Proxy bearing a later date to the Corporate Secretary of the Company at 11980 NE 24th Street, Bellevue, Washington 98005, before the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's Proxy unless the shareholder votes in person.

SOLICITATION OF PROXIES

The Proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, and, in addition, the Company has retained the services of Allen Nelson & Co. to assist in the solicitation of proxies. Proxies may be solicited personally or by mail, telephone, telex, telegraph or messenger. The Company will pay Allen Nelson & Co. its reasonable and customary fees, which are not expected to exceed $5,000, plus reimbursement of certain out-of-pocket expenses, for its services in soliciting Proxies. The Company also will pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to the beneficial owners of the shares. All of the costs of the solicitation of Proxies will be paid by the Company.


--------------------------------------------------------------------------------
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

The following tables show the persons (including any group deemed a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934 as amended) known to the Company who beneficially owned more than 5% of the Company's Common Stock as of September 14, 2001. They also show beneficial ownership as of September 14, 2001 for each director, for each executive officer named in the Summary Compensation Table and for all executive officers and directors as a group. Shareholders of record at the close of business on October 19, 2001 will be entitled to notice of, and to vote at, the Annual Meeting.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial owners known to the Company as of September 14, 2001, who owned more than 5% of the Company's Common Stock. To the Company's knowledge, and except where noted below, each of the named persons has sole voting and investment power with respect to the shares shown.

                  NAME AND ADDRESS OF                        AMOUNT AND NATURE OF       PERCENT OF CLASS
                    BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP (1)    BENEFICIALLY OWNED
--------------------------------------------------------- --------------------------- ----------------------
J. Carlo Cannell (d/b/a Cannell Capital Management)              780,800 (2)                  16.2%
      150 California Street, Floor 5
      San Francisco, CA  94111

George S. Sarlo                                                  431,659 (3)                  8.9%
      The Walden Group
      750 Battery St, 7th Floor
      San Francisco, CA 94111

Dimensional Fund Advisors Inc.                                   309,500 (4)                  6.4%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA  90401-1038

ROI Capital Management, Inc.                                     298,700 (5)                  6.2%
      17 E. Sir Francis Drake Blvd., Suite 225
      Larkspur, CA  94939

Ironstone Group, Inc                                               263,200                    5.5%
      539 Bryant St
      San Francisco, CA  94108

RS Investment Management Co., LLC                                250,000 (6)                  5.2%
      388 Market Street, Suite 200
      San Francisco, CA 94111

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investment power with respect to the shares.

(2) Mr. Cannell has sole voting power with respect to 628,600 shares and shared voting power with respect to 152,200 shares. Mr. Cannell's ownership includes shares held by Tonga Partners, LP, Pleiades Investment Partners, LP, George S. Sarlo 1995 Charitable Remainder Trust, The Cuttyhunk Fund Limited, Canal, Ltd., Goldman Sachs Performance Partners (Offshore), L.P. and Goldman Sachs Performance Partners, L.P.

(3) Includes options to purchase 17,500 shares of Common Stock currently exercisable or exercisable within 60 days after September 14, 2001. Mr. Sarlo has sole voting power over 353,819 shares and shared voting power over 60,340 shares. Mr. Sarlo's ownership includes shares held by the George S. Sarlo Revocable Trust, the George S. Sarlo SEPIRA, the George
         S. Sarlo IRA Rollover and the Walden Management Corporation Pension FBO George S. Sarlo. In addition, Mr. Sarlo is one of four general partners of Walden Partners II, LP, which is a general partner of Walden Capital Partners II, LP. Walden Capital Partners II, LP, holds 60,340 shares, of which Mr. Sarlo shares voting power with the other general partners of Walden Partners II, LP.

(4) Dimensional Fund Advisors Inc., an investment adviser registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies and serves as investment manager for certain other investment vehicles. In its role as investment advisor and investment manager, Dimensional Fund Advisors Inc. possesses both voting and investment power over these shares. All of these shares are owned by the investment companies and investment vehicles, and Dimensional Fund Advisors Inc. disclaims beneficial ownership of such securities.

(5) ROI Capital Management, Inc. is deemed to be the beneficial owner of these shares pursuant to separate arrangements whereby it acts as investment adviser to certain persons, including ROI Partners, L.P. Each person for whom ROI Management, Inc. acts as investment adviser has the right to receive, or power to direct the receipt of, dividends from, or proceeds from the sale of, the Common Stock purchased or held pursuant to such arrangement. Mitchell J. Soboleski and Mark T. Boyer are deemed to be the beneficial owners of these shares pursuant to their ownership interest in ROI Capital Management, Inc.

(6) RS Investment Management Co., LLC has shared voting power with respect to these shares. RS Value Group, LLC is a registered investment advisor whose clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares. No client owns greater than 5% of the shares. RS Investment Management, L.P. is the managing member of RS Value Group, LLC. RS Investment Management Co., LLC is the General Partner of RS Investment Management L.P.


SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of September 14, 2001, the number of shares of Common Stock owned by each of the Company's directors, the executive officers named in the summary compensation table and all directors and executive officers as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below.


                                                         AMOUNT AND
                                                         NATURE OF     PERCENT
                                                         BENEFICIAL   OF CLASS
              NAME OF BENEFICIAL OWNER                   OWNERSHIP       (1)
------------------------------------------------------   ----------   --------
George S. Sarlo                                          431,659(2)       8.9%
Jiri M. Nechleba                                         368,750(3)       7.1%
Theodore M. Wight                                         69,000(4)       1.4%
Robert J. Gallagher                                       68,895(4)       1.4%
Robert W. O'Rear                                          40,000(4)          *
Alan R. Pickerill                                          8,012(5)          *
Michael H. Jackman                                            --             *
                                                        --------      --------
All directors and executive officers as a group
      (7 persons)                                        982,116         19.3%

* Less than 1.0%

(1) Shares of Common Stock issuable upon the exercise of options currently exercisable or exercisable within 60 days after September 14, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes options to purchase 17,500 shares of Common Stock currently exercisable or exercisable within 60 days after September 14, 2001. Mr. Sarlo has sole voting power over 353,819 shares and shared voting power over 60,340 shares.

         Mr. Sarlo's ownership includes shares held by the George S. Sarlo Revocable Trust, the George S. Sarlo SEPIRA, the George S. Sarlo IRA Rollover and the Walden Management Corporation Pension FBO George S. Sarlo. In addition, Mr. Sarlo is one of four general partners of Walden Partners II, LP which is a general partner of Walden Capital Partners II, LP. Walden Capital Partners II, LP, holds 60,340 shares of the Company's Common Stock, of which Mr. Sarlo shares voting power with the other general partners of Walden Partners II, LP.

(3) Represents options to purchase shares of Common Stock currently exercisable or exercisable within 60 days after September 14, 2001. In accordance with the severance agreement between the Company and Mr. Nechleba, his options to purchase shares of Common Stock will remain outstanding until the date of the Annual Meeting, at which time he will be able to exercise these options in accordance with the provisions of the Company's stock option plans.

(4) Includes options to purchase 33,000 shares of Common Stock currently exercisable or exercisable within 60 days after September 14, 2001. Mr. O'Rear resigned as a board member effective September 30, 2001.

(5) Represents options to purchase shares of Common Stock currently exercisable or exercisable within 60 days after September 14, 2001.


--------------------------------------------------------------------------------
ELECTION OF DIRECTORS
(PROPOSAL 1)
--------------------------------------------------------------------------------

The Company's Board of Directors (the "Board") currently consists of five directors and is divided into two classes, with each director serving a two-year term and each class to alternate in standing for election every other year. In accordance with the provisions of the Company's Restated Articles of Incorporation and Restated Bylaws, two directors presently serve in Class 1 and three directors presently serve in Class 2. This year, Class 2 directors are to stand for election.

Although the Board is informed that each of the nominees is willing to serve as a director and it is not anticipated that any nominee will be unavailable for election, if for any reason any of the nominees shall become unavailable for election, the Proxy will be voted as directed by the Board.

The Board has nominated the following candidates to stand for election as Class 2 directors, all of whom are nominated for terms of two years, until the Company's Annual Meeting of Shareholders in 2003, and in each case until his respective successor shall be elected and qualified: Michael H. Jackman, Theodore M. Wight and Michael G. Meade. Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote shares represented by such Proxies for Mr. Jackman, Mr. Wight and Mr. Meade. Mr. Meade was appointed by the Board to fill the vacancy left as a result of the resignation of Robert
W. O'Rear, formerly a Class 1 director. Mr. Meade was designated by the Board as a Class 2 director, in accordance with the provisions of the Company's Restated Articles of Incorporation and Restated Bylaws.

Information as to the nominees and as to each other director whose term will continue after the Annual Meeting is given in the following section. Unless otherwise indicated, the nominees have been engaged in the same principal occupation for the past five years. Directors' ages are as of June 30, 2001.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

--------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS CLASS 2 DIRECTORS
TERMS EXPIRING IN 2003
--------------------------------------------------------------------------------


-------------------   ----------------------------------------------------------------

MICHAEL H. JACKMAN    Mr. Jackman was appointed director, President and Chief
                      Executive Officer in June 2001. From 1998 to June 2001, he
Director              served as President of Fiserv Corporation's easyLENDER
                      division. His previous experience includes senior management
Age 53                positions at Accredited Home Lenders in San Diego, HNC
                      Software in San Diego and TRW Real Estate Loan Services in
                      Orange, California, which is now part of First American
                      Corporation.
-------------------   ----------------------------------------------------------------

THEODORE M. WIGHT     Mr. Wight has served as a director of the Company since 1985.
                      Since 1994, Mr. Wight has been general partner of the general
Director              partner of Pacific Northwest Partners SBIC, L.P., a venture capital firm. Mr. Wight has also served as a general partner
Age 58                of the general partner of Walden Investors since 1983.  Mr.
                      Wight is a member of the Board of Directors of RehabCare
                      Group, Inc., AcryMed, Inc., Pet's Choice, Inc., Health
                      Practice Partners, Inc., Verus, Inc. and Landmark Group, Inc.
-------------------   ----------------------------------------------------------------

MICHAEL G. MEADE      Michael G. Meade was appointed as a director by the Board to fill the vacancy left as a result of the resignation of Robert
DIRECTOR              W. O'Rear.  Mr. Meade is Mortgage Guaranty Insurance
                      Corporation's (MGIC) Senior Vice President and Chief
AGE 51                Information Officer. He is also the executive vice president and Chief Information Officer overseeing the operations of
                      MGIC's eMagic.com company. He has been with MGIC since
                      1983 in a variety of positions. Prior to joining MGIC, Mr.
                      Meade was the systems development officer with Verex
                      Corporation.

--------------------------------------------------------------------------------
CONTINUING CLASS 1 DIRECTORS
TERMS EXPIRING IN 2002
--------------------------------------------------------------------------------


-------------------   ----------------------------------------------------------------

ROBERT J. GALLAGHER   Mr. Gallagher has served as a director of the Company since
                      1994. In January 2001, Mr. Gallagher was named Chairman of the
Director              Board of the Company and from April through June 2001 was the
                      Company's interim President and Chief Executive Officer.  Since
Age 45                1997, Mr. Gallagher has been an independent consultant. From
                      1987 to 1997, Mr. Gallagher served as an executive officer with
                      North American Mortgage Company, a California mortgage banking company, including Senior Vice President and Chief Financial
                      Officer and Executive Vice President and Chief Administrative
                      Officer.
-------------------   ----------------------------------------------------------------

GEORGE S. SARLO       Mr. Sarlo has served as a director of the Company since
                      November 1999. Mr. Sarlo has been a partner in the Walden
Director              Group of Venture Capital Funds since 1974. Mr. Sarlo is a
                      member of the Board of Directors of Invivio Corporation, the
Age 63                University of California San Francisco Foundation and a trustee of the San Francisco Conservatory of Music.

--------------------------------------------------------------------------------
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

During fiscal year 2001, there were ten meetings of the Company's Board. The standing committees of the Board include an Audit Committee and a Compensation Committee, but do not include a Nominating Committee. The full Board selects nominees for election as directors. All of the incumbent directors attended at least 75% of the meetings of the Board and its committees held during the fiscal year.

For the majority of fiscal year 2001 the Audit Committee consisted of Messrs. Wight, Gallagher and Sarlo. Mr. O'Rear was appointed to the audit committee in April 2001. Four meetings of the Audit Committee were held during fiscal year 2001. The Audit Committee's responsibilities include: (i) reviewing the plan, scope and results of the independent audit and reporting to the full Board whether financial information is fairly presented and whether generally accepted accounting principles are followed; (ii) monitoring the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls; and (iii) investigating conflicts of interest, ethics and compliance with laws and regulations.

During fiscal year 2001, the Compensation Committee consisted of Messrs. Wight, Gallagher, Sarlo and O'Rear. Four meetings of the Compensation Committee were held during the last fiscal year. The Compensation Committee establishes base salaries and incentive compensation for all executive officers of the Company. The Committee also administers the INTERLINQ Software Corporation 1985 Restated

Stock Option Plan (the "1985 Option Plan") and the INTERLINQ Software Corporation 1993 Stock Option Plan (the "1993 Option Plan").

--------------------------------------------------------------------------------
DIRECTOR'S FEES
--------------------------------------------------------------------------------

The Company pays each director $1,000 in cash compensation for each attendance at Board meetings, and reimburses directors for their out-of-pocket expenses incurred for attendance at Board meetings.

The Company's Stock Option Plan for Non-Employee Directors (the "Directors Plan") provides for the automatic grant of nonqualified stock options at an exercise price equal to the fair market value on the date of grant. Each non-employee director elected or appointed receives an initial grant of an option to purchase 10,000 shares upon becoming a director. Each continuing director receives an annual grant of an option to purchase 7,500 shares immediately following each Annual Meeting of Shareholders. Options granted under the Directors Plan vest in full six months after the date of grant. Options granted under the Directors Plan expire five years after the date of grant or, if earlier, three months after the optionee's termination of service with the Company or one year after the optionee's death or disability.

--------------------------------------------------------------------------------
COMPENSATION OF EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Compensation Summary.

The following table shows, for the Chief Executive Officer and other named executive officers during the fiscal year ended June 30, 2001, information concerning compensation paid or accrued for services to the Company in all capacities for that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                              ANNUAL COMPENSATION         AWARDS
                                                          ------------------------------------------
                                                                                        SECURITIES     ALL OTHER
                                                                                        UNDERLYING    COMPENSATION
         NAME AND PRINCIPAL POSITION              YEAR      SALARY($)      BONUS($)     OPTIONS (#)        $
------------------------------------------------------------------------------------------------------------------
Michael H. Jackman (1)                            2001       13,450            --        275,000          4,615
   President and Chief Executive Officer          2000           --            --             --             --
                                                  1999           --            --             --             --
------------------------------------------------------------------------------------------------------------------
Robert J. Gallagher (2)                           2001       90,875            --         50,000          2,000
   Interim President and Chief Executive          2000           --            --             --          4,000
Officer
   Chairman of the Board                          1999           --            --             --          4,000
------------------------------------------------------------------------------------------------------------------
Jiri M. Nechleba (3)                              2001      200,000            --                        36,873
   Chairman of the Board, President and Chief     2000      200,000            --             --          4,800
   Executive Officer                              1999      195,385       122,549        100,000          4,800
------------------------------------------------------------------------------------------------------------------
Patricia R. Graham  (4)                           2001      104,083        21,090(5)          --             --
   Executive Vice President-- Mortgage            2000      151,983        50,064(6)      16,000             --
   Technology Division                            1999      138,616       126,465(7)          --             --
------------------------------------------------------------------------------------------------------------------
Alan R. Pickerill (8)                             2001      114,269            --             --          3,140
   Vice President Finance & Administration        2000       87,834            --         26,400          2,602
    Chief Financial Officer and Secretary         1999       72,351         6,195            750          1,963

(1) Mr. Jackman joined the Company as President and Chief Executive Officer in June 2001. The amount disclosed is the year-to-date total for Mr. Jackman from the time of his arrival through the end of the fiscal year.

(2) Mr. Gallagher was the interim President and Chief Executive Officer from April 3, 2001 to June 6, 2001 and is currently the Company's Chairman of the Board. Mr. Gallagher's salary includes payment for services provided from January 2001 through the end of the fiscal year.

(3) Mr. Nechleba joined the Company as President and Chief Executive Officer in September 1995. He was elected as Chairman of the Board in November 1995. Mr. Nechleba departed the Company in April 2001. In accordance with the severance agreement between Mr. Nechleba and the Company, Mr. Nechleba is eligible for one year of salary paid bi-weekly and to full payment for vacation accrued at the time of his departure. The salary amount disclosed is effectively a full year of compensation for Mr. Nechleba. The other compensation amount disclosed includes the total amount of his accrued vacation as well as Company matching contributions to his 401(k).

(4) Ms. Graham joined the Company as Vice President--Sales and Marketing in March 1996, and was promoted to Executive Vice President--Mortgage Technology Division in June 1998. Ms. Graham departed the Company in January 2001. The amount disclosed is the year-to-date total for Ms. Graham at the time of her departure.

(5) Represents commission income for fiscal 2001 based upon a percentage of net software license fees and other revenues.

(6) Represents commission income for fiscal 2000 based upon a percentage of net software license fees and other revenues.

(7) Represents commission income for fiscal 1999 based upon a percentage of net software license fees and other revenues.

(8) Mr. Pickerill joined the Company as Controller in January 1998, was later promoted to Director of Finance, and became Vice President of Finance in January 2000. He was named Chief Financial Officer in January 2001.


Option Grants

Shown below is certain information concerning options granted to the Company's executive officers during the fiscal year ended June 30, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

----------------------------------------------------------------------------------------------------------------
                                                                                                POTENTIAL
                                                                                           REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL
                               NUMBER OF       % OF TOTAL                                  RATES OF STOCK PRICE
                              SECURITIES        OPTIONS                                       APPRECIATION
                              UNDERLYING       GRANTED TO     EXERCISE                      FOR OPTION TERM(2)
                            OPTIONS GRANTED   EMPLOYEES IN      PRICE       EXPIRATION      ------------------
           NAME                   (#)          FISCAL YEAR   ($/SHARE)(1)      DATE           5%           10%
----------------------------------------------------------------------------------------------------------------
Michael H. Jackman             275,000(3)         76.7%         $1.75         5/30/11     $302,656      $766,989

Robert J. Gallagher            50,000 (4)         13.9%         $2.25         1/16/11      $70,751      $179,296

(1) The option exercise price, as determined by the Board, is equal to the fair market value of the underlying Common Stock on the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The calculations assume that all of the options are exercised at the end of their respective ten-year terms. Actual gains, if any, on the stock option exercises depend on the future performance of Common Stock and overall market conditions, as well as the holder's continued employment through the vesting period. The amounts reflected in this table may not be achieved.

(3) The options granted consist of a combination of non-qualified and incentive stock options that vest in yearly increments over a four-year period, becoming fully vested on May 30, 2005. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

(4) The options granted consist of incentive stock options that vest annually over a four-year period, becoming fully vested on January 16, 2005. Options not already exercisable generally become fully vested and exercisable upon mergers or reorganizations pursuant to the Company's 1993 Option Plan. Each option has a term of ten years.

         Option Exercises and Fiscal Year-End Values.

Shown below is information with respect to the exercise of options to purchase the Company's Common Stock granted in fiscal 2001 and prior years under the 1993 Option Plan and the 1985 Option Plan to the Company's executive officers and stock options held by them as of June 30, 2001.


                 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END

                               OPTION VALUE TABLE

                                NUMBER OF SECURITIES
                               UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                  OPTIONS HELD AT                IN-THE-MONEY OPTIONS AT
                                 JUNE 30, 2001 (#)                  JUNE 30, 2001($)
                            ----------------------------   ---------------------------------
          NAME              EXERCISABLE    UNEXERCISABLE   EXERCISABLE(1)   UNEXERCISABLE(1)
-------------------------   -----------    -------------   --------------   ----------------
Michael H. Jackman              ----          275,000           ----              $66,000
Robert J. Gallagher (3)          --            50,000           ----               ----
Alan R. Pickerill              7,512           19,638           ----               ----
Jiri M. Nechleba (2)          343,750          56,250           ----               ----

(1) This amount represents the aggregate number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 30, 2001 ($1.99) and the exercise prices of the relevant options.

(2) In accordance with Mr. Nechleba's severance agreement, his options remain outstanding and will vest through the date of the Annual Meeting, when his regular term as a director would have expired. In accordance with the provisions of the stock option plan, Mr. Nechleba will have 90 days to exercise his options after the shareholders meeting.

(3) On January 16, 2001, Mr. Gallagher was appointed Chairman of the Board. He served as acting president and CEO from April 3, 2001 to June 6, 2001. These stock options were granted under the Company's 1993 Stock Option Plan. Mr. Gallagher also holds options to purchase 33,000 shares of common stock issued under the Company's Stock Option Plan for Non-Employee Directors.


--------------------------------------------------------------------------------
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS
--------------------------------------------------------------------------------

Employment Contracts

The Company entered into an employment agreement with Mr. Jackman as of May 30, 2001. The agreement specifies that, in the event Mr. Jackman is terminated in certain circumstances, he would be paid one year's salary as severance following termination.

Termination Contracts

The Company entered into a severance agreement with Mr. Nechleba effective as of April 3, 2001. The agreement specifies that Mr. Nechleba is eligible for one year of salary and to full payment for vacation accrued at the time of his departure.

1993 Option Plan and 1985 Option Plan

The 1993 Option Plan and the 1985 Option Plan both provide that, upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable. Such options, if not exercised, will then terminate upon consummation of such transaction. In the alternative, at the discretion of the Company and the other participants in any such transaction, such options may be assumed by the acquiring or surviving entity.

Stock Option Plan for Non-Employee Directors

The Stock Option Plan for Non-Employee Directors provides that upon the occurrence of certain events, including certain mergers and business combinations involving the Company, outstanding options will become fully vested and exercisable for a period of 20 days prior to the consummation of such transaction whereupon such options, if not exercised, will terminate unless converted in a stock-for-stock exchange.


--------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The Compensation Committee of the Board (the "Committee") for fiscal year 2001 consisted of four members of the Board, three of whom are non-employee directors of the Company. Mr. Gallagher is the fourth member of the committee and was employed by the Company during the fiscal year for services rendered between January 2001 and the end of the fiscal year. Mr. Gallagher abstained from any committee matters pertaining to his compensation. The Committee is responsible for reviewing and approving base salaries for all executive officers, the level of participation in the executive bonus program, the company-wide profit sharing plan and any changes to these plans. The Committee also administers the 1993 Option Plan and 1985 Option Plan. Decisions made by the Committee relating to compensation of executive officers are reviewed by the full Board.

         Executive Compensation Policies and Performance Measures

The Company's executive compensation policies have been developed to meet the following objectives:

         o Attract and retain key executives critical to the Company's long-term success;

         o Reward key executives for their contributions to the executive team in the development and successful execution of product, marketing, sales and business strategies; and

         o Motivate key executives to make decisions and take actions that increase the value of the Common Stock over the long term.

The Committee uses a combination of cash- and equity-based programs to compensate key executives.

         Cash-Based Compensation

Base salaries for all executive officers are reviewed periodically. In evaluating executive salaries, the Committee uses certain independent information sources as available, as well as the recommendations of the Chief Executive Officer. Additionally, salaries are based upon a review of the officer's contribution to the team in accomplishing certain short- and long-term objectives as determined from time to time by the compensation committee.

The executive officers are also eligible to receive incentive compensation based on achievement of certain performance criteria established periodically during the year. No pays-outs will be made, however, if the Company fails to achieve a minimum pre-determined level of profitability. Because profit targets were not met for the fiscal year ended June 30, 2001, executive bonuses were not paid.

         Equity-Based Compensation

The Company provides its executive officers with long-term incentives through its 1993 Option Plan. The primary objective of this plan is to provide an incentive for the executives to make decisions and take actions which maximize long-term shareholder value. The plan design promotes this long-term focus using vesting periods. Options currently vest in either four or five equal annual installments beginning one year from date of grant. The Committee reviews and approves all grants made under the plan. The Committee generally grants executive officers options upon hire and additional grants are reviewed annually. The number of new grants each year for both the executive officers and the rest of the Company's employees is based primarily on position in the Company, past performance, anticipated future contributions and prior option grants. For fiscal year 2001, the Committee granted options to purchase 275,000 shares of Common Stock to Michael H. Jackman.

         Chief Executive Officer Compensation

 The compensation for the Chief Executive Officer is reviewed and approved by the Committee and is based upon the criteria set forth under the discussion of executive compensation above. In accordance with his employment agreement, Mr. Jackman has a guaranteed bonus of $75,000 for fiscal year 2002 regardless of the performance of the Company.

COMPENSATION COMMITTEE

Robert J. Gallagher

George S. Sarlo

Theodore M. Wight

--------------------------------------------------------------------------------
AUDIT COMMITTEE REPORT
--------------------------------------------------------------------------------

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The members of the Audit Committee are independent, as that term is defined in the listing standards of the Nasdaq Stock Market, with the exception of Robert
J. Gallagher. Mr. Gallagher's independence was impaired by the amount of compensation he received while serving as the Company's interim President and Chief Executive Officer during fiscal 2001. The Board determined that Mr. Gallagher should remain a member of the Audit Committee notwithstanding his lack of independence, due to his extensive financial background in the mortgage lending industry and his in-depth knowledge of the Company.

During fiscal 2000, the Company developed an updated written charter for the Audit Committee, which was approved by the Committee on June 2, 2000. The complete text of the new charter is included as Appendix A to this Proxy Statement.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and, specifically, Independence Standards Board Standard No. 1. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal 2001.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

AUDIT COMMITTEE
Robert J. Gallagher
George S. Sarlo
Theodore M. Wight

--------------------------------------------------------------------------------
PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative total return to shareholders on the Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index ("S & P 500 Index") and the Standard and Poor's Computer Software & Services Index ("S & P Computer Software & Services Index") for the period beginning on June 30, 1996, and ending on June 30, 2001, the end of the Company's last fiscal year.


Assumes $100 invested on June 30, 1996 in the Common Stock, S & P 500 Index and the S & P Computer Software & Services Index, with all dividends reinvested. Stock price performance shown above for the Common Stock is historical and not necessarily indicative of future price performance.

                            INTERLINQ SOFTWARE CORP

                                                                 Cumulative Total Return
                                               --------------------------------------------------------
                                                6/96      6/97      6/98      6/99      6/00      6/01
                                               ------    ------    ------    ------    ------    ------
INTERLINQ SOFTWARE CORPORATION                 100.00     86.11    158.33    150.00     50.00     44.44
S & P 500                                      100.00    134.70    175.33    215.22    230.83    196.59
S & P COMPUTERS (SOFTWARE & SERVICES)          100.00    166.18    257.73    395.87    445.95    320.86

--------------------------------------------------------------------------------
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Board has selected KPMG LLP to serve as independent public accountants. Representatives from KPMG LLP are expected to be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions from shareholders.

The aggregate fees billed for professional services rendered by KPMG LLP for fiscal year 2001 are as follows:

         o Audit fees (for audit of our annual financial statements for fiscal year 2001 and review of our quarterly financial statements): $59,450

         o Financial information and systems design and implementation fees: $0

         o        All other fees: $86,675

The audit committee has considered whether the provision of financial information and systems design and implementation and other services is compatible with maintaining the independence of KPMG LLP.


--------------------------------------------------------------------------------
DEADLINE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS FOR 2002
--------------------------------------------------------------------------------

An eligible shareholder who wishes to have a qualified proposal considered for inclusion in the proxy materials for presentation at the 2002 annual meeting of shareholders must send the proposal to the Corporate Secretary. Such proposal must be received at the Company's executive offices no later than June 26, 2002.

In addition, any shareholder who intends to nominate candidates for election as directors or present at the 2002 annual meeting a proposal intended to be included in the proxy statement pursuant to the Company's Restated Bylaws is required to provide notice of such proposal to the Company. The Company's Restated Bylaws provide that any business to be transacted at the annual meeting of shareholders must be properly brought before the meeting. Notice must be received by the Corporate Secretary no earlier than 90 days before the date of the annual meeting and no later than 60 days before the date of the annual meeting. A copy of the pertinent Bylaws provisions is available before the date of the annual meeting. A copy of the pertinent Bylaws provisions is available upon request to the Corporate Secretary, INTERLINQ Software Corporation, 11980 NE 24th Street, Bellevue, Washington 98005.

--------------------------------------------------------------------------------
SECTION 16(A) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

The Company believes that all of its officers, directors or beneficial owners of more than 10% of the outstanding shares of Common Stock filed all reports as required by the Securities and Exchange Commission rules promulgated under
Section 16 of the Securities Exchange Act of 1934, with the exception of Michael
H. Jackman, President and Chief Executive Officer, whose initial holding statement was not filed with the Securities and Exchange Commission in a timely manner.

--------------------------------------------------------------------------------
OTHER MATTERS
--------------------------------------------------------------------------------

The Company is not aware of any other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend. Copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission, are being mailed to shareholders, together with this Proxy Statement, the Proxy and the Notice of Annual Meeting of Shareholders. Additional copies may be obtained from the Corporate Secretary of the Company, 11980 NE 24th Street, Bellevue, Washington 98005.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ ALAN R. PICKERILL
                                            -----------------------------------
                                            Alan R. Pickerill
                                            Corporate Secretary

Dated: October 24, 2001
Bellevue, Washington

                                   APPENDIX A

                         INTERLINQ SOFTWARE CORPORATION

                             AUDIT COMMITTEE CHARTER

                                  MAY 22, 2000


I.    GENERAL FUNCTIONS, AUTHORITY, AND ROLE

      The audit committee is a committee of the board of directors. Its primary function shall be to assist the board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the systems of internal controls that management and the board of directors have established, and the company's audit process.

      The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. In connection with such investigations or otherwise in the course of fulfilling its responsibilities under this charter, the audit committee shall have the authority to retain special legal, accounting, or other consultants to advise it, and may request any officer or employee of the company, its outside legal counsel or outside auditor to attend a meeting of the audit committee or to meet with any members of, or consultants to, the audit committee.

      The company's outside auditor shall be accountable to the board of directors and to the audit committee, and the board of directors and audit committee shall have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor. In the course of fulfilling its specific responsibilities hereunder, the audit committee shall strive to maintain an open avenue of communication between the company's outside auditor and the board of directors.

      The responsibilities of a member of the audit committee shall be in addition to such member's duties as a member of the board of directors.

      While the audit committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the audit committee to plan or conduct audits or to determine whether the company's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor. Nor shall it be the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditor, or to assure compliance with laws and regulations or the company's own policies or code of conduct.

II.   MEMBERSHIP

      The membership of the audit committee shall consist of at least three members of the board of directors who shall serve at the pleasure of the board of directors. The membership of the audit committee shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. or similar requirements of such other securities exchange or quotation system as may from time to time apply to the company.

      Audit committee members and the committee chair shall be designated by the full board of directors upon the recommendation of the nominating committee.

III.  RESPONSIBILITIES

      The responsibilities of the audit committee shall be as follows:

      A.    GENERAL

            1. Meet at least twice per year, or more frequently as circumstances or the obligations of the audit committee require.

            2. Report audit committee actions to the board of directors with such recommendations as the committee may deem appropriate.

            3. Annually review and reassess the adequacy of this charter and submit it to the board of directors for approval.

            4. Perform such functions as may be assigned by law, the company's certificate of incorporation or bylaws, or the board of directors.

      B.    OUTSIDE AUDITOR

            1. As necessary, consider with management and the outside auditor the rationale for employing audit firms other than the principal outside auditor.

            2. Recommend to the board of directors the outside auditor to be nominated, approve the compensation of the outside auditor, and, as necessary, review and approve the discharge of the outside auditor.

            3. Take reasonable steps to confirm the independence of the outside auditor, which shall include (a) ensuring receipt from the outside auditor a formal written statement delineating all relationships between the outside auditor and the company, consistent with Independence Standards Board Standard No. 1,
                  (b) discussing with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and (c) as necessary, taking, or recommending that the board of directors take, appropriate action to oversee the independence of the outside auditor.

      C.    AUDIT PROCESS AND RESULTS

            1. Consider, in consultation with the outside auditor, the audit scope and plan of the internal auditors and the outside auditor.

            2. Review with the outside auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

            3.    Consider and review with the outside auditor:

                  a. The adequacy of the company's internal controls including computerized information system controls and security.

                  b. Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

                  c. The matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified and supplemented from time to time.

            4. Review and discuss with management and the outside auditor at the completion of the annual examination:

                  a. The company's audited financial statements and related footnotes.

                  b. The outside auditor's audit of the financial statements and their report thereon.

                  c. Any significant changes required in the outside auditor's audit plan.

                  d. Any serious difficulties or disputes with management encountered during the course of the audit.

                  e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

            5.    Consider and review with management:

                  a. Significant findings during the year and management's responses thereto.

                  b. Any difficulties encountered in the course of the outside auditor's audits, including any restrictions on the scope of their work or access to required information.

                  c. Any changes required in the planned scope of the audit plan.

            6. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

            7. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

      D.    SECURITIES AND EXCHANGE COMMISSION FILINGS

            1. Review filings with the Securities and Exchange Commission and other published documents containing the company's financial statements.

            2. Review with management and the outside auditor the interim financial statements before they are released to the public or filed with the Securities and Exchange Commission.

            3. Review with management and the outside auditor the draft of the quarterly earnings release and the results of the auditor's interim review or annual audit before they are released to the public or filed with the Securities and Exchange Commission or other regulators.

            4. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

      E.    INTERNAL CONTROLS AND LEGAL MATTERS

            1. Review the company's policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the outside auditor.

            2. Review legal and regulatory matters that may have a material impact on the financial statements and review related company compliance policies.

                         INTERLINQ Software Corporation

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 4, 2001

The undersigned hereby appoints Alan R. Pickerill and Robert J. Gallagher, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all the shares of Common Stock of INTERLINQ Software Corporation held of record by the undersigned on October 19, 2001, at the Annual Meeting of Shareholders to be held on December 4, 2001, or any adjournment thereof.

Proposal 1. ELECTION OF DIRECTORS. Election of the following nominees to serve as directors for two-year terms or until their respective successors are elected and qualify: Michael H. Jackman, Theodore M. Wight, and Michael G. Meade.
01 Michael H. Jackman
02 Theodore M. Wight
03 Michael G. Meade

FOR all        WITHHOLD AUTHORITY
Nominees       to vote for all nominees




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1.

In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1.

Dated: ___________________, 20001         ____________________________________
                                                       (Signature)
                                          ____________________________________
                                               (Signature if held jointly)

                                          Please sign exactly as your name
                                          appears on your stock certificate.
                                          When shares are held jointly, each
                                          person should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. An authorized person
                                          should sign on behalf of
                                          corporations, partnerships, and
                                          associations and give his or her
                                          title.

  YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE
                  EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.